Exhibit 99.1

Bridger Aerospace Announces Second Quarter 2023 Results

Affirms guidance due to rapid acceleration of the North American wildfire season

BELGRADE, MT, August 10, 2023– Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported results for the second quarter ended June 30, 2023.

Highlights:

•	First international deployment of Super Scoopers and Air Attack aircraft into Canada
•	5-Year exclusive use and call when needed contracts awarded by the U.S. Department of the Interior for up to $68 million for advanced fire intelligence services to include specialized infrared fire mapping software analytics and data services in support of firefighting operations
•	Acquisition of Bighorn Airways announced with an expected closing late in the third quarter
•	Revenue and Adjusted EBITDA guidance affirmed due to rapid acceleration of the North American wildfire season

“Each fire season has its own complexion; this year is no different. While the considerable winter snowpack and wet spring conditions pushed out the start of the U.S. wildfire season by approximately six weeks, the resulting vegetation growth and current extreme hot and dry conditions through the Western U.S. has contributed to an acceleration of wildfire activity beginning late in the second quarter,” commented Tim Sheehy, Bridger Aerospace’s Chief Executive Officer. “Our entire fleet is currently deployed in the U.S. supporting active fire incidents from Washington State to Texas and many places in between. Previous years with later starts oftentimes push the core wildfire season into the fourth quarter, thus our 2023 guidance remains achievable. We also look forward to the addition of Bighorn Airways later this year which will expand our aerial firefighting services to new mission critical areas as we strive to support the needs of our state and federal customers.”

Business Outlook

As reiterated on May 12, 2023, Bridger’s growing fleet and portfolio of services, is projected to generate revenue of $84 million to $96 million and Adjusted EBITDA of $37 million to $45 million for 2023.

Bridger is excited to add Bighorn to our fleet and anticipates incremental revenue opportunities on these new assets as well as cost synergies in 2024. Bridger will continue to see additional opportunities to further expand our fleet both in the U.S and abroad. With the potential for a long and aggressive fire season, combined with cost savings initiatives put in place to maximize earnings, 2023 should be a record year for the company.

Second Quarter 2023 Results

Revenue for the second quarter of 2023 was $11.6 million compared to $12.8 million in the second quarter of 2022, down approximately 9%. The decrease was the result of a later start to the 2023 U.S. wildfire season. The Company actively worked to partially offset the impact of wet spring weather in the U.S. by expanding its aerial firefighting operations into Canada where wildfire activity began early. This enabled the Company to increase utilization of our fleet in the second quarter of 2023 and highlights the benefits of the geographic flexibility of our business model and reinforces our strategy for continued exploration of international expansion to cover more territory and wildfire seasons.

Cost of revenues was $10.5 million in the second quarter of 2023 and was comprised of flight operations expenses of $6.3 million and maintenance expenses of $4.2 million. This compares to $9.4 million in the second quarter of 2022, which included $5.8 million of flight operations expenses and $3.6 million of maintenance expenses. The increase primarily relates to higher depreciation, maintenance and other expenses related to the two additional Super Scooper aircraft that were placed into service in September 2022 and February 2023, respectively.

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Selling, general and administrative expenses (“SG&A”) were $15.2 million in the second quarter of 2023 compared to $5.7 million in the second quarter of 2022. The increase was primarily driven by non-cash stock-based compensation of $7.9 million for restricted stock units (“RSUs”) granted to employees and $1.1 million in loss on disposal and non-cash asset impairment charges on aging surveillance aircraft.

Interest expense for the second quarter of 2023 increased to $5.5 million from $2.3 million in the second quarter of 2022 due to additional interest expense related to the Gallatin municipal bond issuances of $160 million that closed in the third quarter of 2022. Bridger also reported Other Income of $0.6 million for the period ended June 30, 2023, comprised of interest income for the embedded derivative of its preferred equity of $0.2 million and realized gains from available-for-sale securities of $0.3 million.

Bridger reported a net loss of $19.0 million in the second quarter of 2023 compared to a net loss of $4.6 million in the second quarter of 2022. The increase in net loss, despite costs being in-line with expectations, was primarily driven by the increases in SG&A described above, as well as the impact of reduced second quarter revenue due to the delayed start of the wildfire season. Adjusted EBITDA was $1.0 million in the second quarter of 2023, compared to $2.0 million in the second quarter of 2022. Adjusted EBITDA excludes interest expense, depreciation and amortization, stock-based compensation, gains, and losses on disposals of assets, legal fees and offering costs related to financing and other transactions and business development and integration expenses.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

At June 30, 2023, cash and short term investments stood at $25.7 million which was affected by the late start to the fire season, however, the balance sheet remains strong and incoming receivables from the fire season is expected to increase the cash balance in the coming months.

Year to Date Results

Revenue for the first six months of 2023 was $12.0 million compared to $12.8 million in the first six months of 2022.

Cost of revenues was $17.8 million in the first six months of 2023 and was comprised of flight operations expenses of $10.0 million and maintenance expenses of $7.7 million. This compares to $15.9 million in the first six months of 2022, which included $9.5 million of flight operations expenses and $6.4 million of maintenance expenses.

SG&A expenses were $48.4 million in the first six months of 2023 compared to $10.6 million for the first six months of 2022. The increase was primarily driven by non-cash stock-based compensation expense of $31.9 million for RSUs.

Interest expense for the first six months of 2023 increased to $11.2 million from $6.0 million in the first six months of 2022. Bridger also reported Other Income of $1.7 million for the first six months of 2023 compared to $0.3 million for the first six months of 2022.

Bridger reported a net loss of $63.7 million in the first six months of 2023 compared to a net loss of $19.4 million in the first six months of 2022. Adjusted EBITDA was negative ($9.7) million in the first six months of 2023, compared to negative ($6.9) million in the six months of 2022.

Conference Call

Bridger Aerospace will hold an investor conference call on Thursday, August 10, 2023 at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results, its current financial position and business outlook. Interested parties can access the conference call by dialing 877-407-0789 or 201-689-8562. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through August 17, 2023 by calling 844-512-2921 or 412-317-6671 and using the passcode 13740056. The replay will also be accessible at https://ir.bridgeraerospace.com.

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About Bridger Aerospace

Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger Aerospace is committed to utilizing its team, aircraft and technology to save lives, property and habitats threatened by wildfires. Bridger Aerospace provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts

Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet; (2) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (3) increases in the aerial firefighting market; and (4) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 20, 2023. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

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BRIDGER AEROSPACE GROUP HOLDINGS, LLC

(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in U.S. dollars)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenues	$11,615,280	$12,753,671	$11,980,653	$12,822,963

Cost of revenues:
Flight operations	6,299,122	5,849,562	10,032,383	9,514,914
Maintenance	4,210,976	3,571,986	7,726,427	6,433,973
Total cost of revenues	10,510,098	9,421,548	17,758,810	15,948,887
Gross profit (loss)	1,105,182	3,332,123	(5,778,157)	(3,125,924)

Selling, general and administrative expense	15,187,808	5,735,627	48,416,299	10,576,886
Operating loss	(14,082,626)	(2,403,504)	(54,194,456)	(13,702,810)

Interest expense	(5,540,867)	(2,293,682)	(11,205,412)	(6,008,228)
Other income	601,891	134,311	1,693,328	275,154
Net loss	$(19,021,602)	$(4,562,875)	$(63,706,540)	$(19,435,884)

Series A Preferred Stock - adjustment for deemed dividend upon Closing	–	–	(48,300,000)	–
Series A Preferred Stock - adjustment to eliminate 50% multiplier	–	–	156,362,598	–
Series A Preferred Stock - adjustment to maximum redemption value	(5,805,582)	–	(10,080,022)	–
Legacy Bridger Series C Preferred Shares - adjustment to maximum redemptions value	–	(191,240,782)	–	(191,240,782)
Legacy Bridger Series A Preferred Shares - adjustment for redemption, extinguishment, accrued interes and change in fair value	–	(81,323,569)	–	(85,663,336)

Net (loss) income per share attributable to Class A Common Stockholders - basic and diluted	(24,827,184)	(277,127,226)	34,276,036	(296,340,002)

Net (loss) income per share of Common Stock - basic	$(0.55)	$(7.15)	$0.77	$(7.64)
Net (loss) income per share of Common Stock - diluted	$(0.55)	$(7.15)	$0.44	$(7.64)

Weighted-average Common stock outstanding - basic	45,388,392	38,770,646	44,443,930	38,770,646
Weighted-average Common stock outstanding - diluted	45,388,392	38,770,646	77,199,129	38,770,646

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BRIDGER AEROSPACE GROUP HOLDINGS, LLC

(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)

CONSOLIDATED BALANCE SHEETS

(All amounts in U.S. dollars)

(Unaudited)

	As of June 30,	As of December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$844,582	$30,162,475
Restricted cash	12,239,819	12,297,151
Investments in marketable securities	12,572,950	54,980,156
Accounts receivable	11,815,732	28,902
Aircraft support parts	434,894	1,761,270
Prepaid expenses and other current assets	2,892,240	1,835,032
Deferred offering costs	388,120	5,800,144
Total current assets	41,188,337	106,865,130

Property, plant, and equipment, net	202,050,389	192,091,413
Intangible assets, net	155,369	208,196
Goodwill	2,457,937	2,457,937
Other noncurrent assets	7,583,603	4,356,225
Total assets	$253,435,635	$305,978,901

LIABILITIES, MEZZANINE EQUITY AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$6,235,941	$3,170,354
Accrued expenses and other current liabilities	7,823,154	18,669,572
Operating right-of-use liability	355,119	21,484
Current portion of long-term debt, net of debt issuance costs	2,459,654	2,445,594
Total current liabilities	16,873,868	24,307,004
Long-term accrued expenses and other noncurrent liabilities	6,864,516	45,659
Operating right-of-use noncurrent liability	1,449,911	754,673
Long-term debt, net of debt issuance costs	205,060,810	205,471,958
Total liabilities	$230,249,105	$230,579,294

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred Stock	342,738,969	–
Legacy Bridger Series C Preferred Shares	–	489,021,545

STOCKHOLDERS' Deficit
Common Stock	4,906	3,908
Additional paid-in-capital	78,977,391	–
Accumulated deficit	(400,054,307)	(415,304,343)
Accumulated other comprehensive income	1,519,571	1,678,497
Total stockholders’ deficit	(319,552,439)	(413,621,938)
Total liabilities, mezzanine equity and stockholders’ deficit	$253,435,635	$305,978,901

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BRIDGER AEROSPACE GROUP HOLDINGS, LLC

(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in U.S. dollars)

(Unaudited)

	For the six months ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(63,706,540)	$(19,435,884)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Loss on sale of fixed assets	392,472	781,492
Depreciation and amortization	4,986,192	4,094,854
Impairment of long-lived assets	626,848	–
Stock based compensation expense	32,045,584	4,780
Change in fair value of the Warrants	(533,000)	–
Change in fair value of freestanding derivative	50,559	–
Amortization of debt issuance costs	483,526	89,732
Interest accrued on Legacy Bridger Series B Preferred Shares	–	3,586,587
Change in fair value of Legacy Bridger Series C Preferred shares	–	945,455
Change in fair vlaue of Series A Preferred Stock	(224,080)	–
Realized gain on investments in marketable securities	(407,761)	–
Changes in operating assets and liabilities:
Accounts receivable	(11,786,830)	(4,611,847)
Aircraft support parts	1,326,376	170,475
Prepaid expense and other current assets	(3,339,409)	522,745
Accounts payable, accrued expense and other liabilities	(13,358,549)	3,822,406
Net cash used in operating activities	(53,444,612)	(10,029,205)

Cash Flows from Investing Activities:
Investments in construction in progress – buildings	(2,444,633)	(3,983,754)
Proceeds from sales and maturities of marketable securities	42,723,969	–
Sale of property, plant and equipment	814,000	286,400
Purchases of property, plant and equipment	(12,528,089)	(5,300,950)
Net cash provided by (used in) investing activities	28,565,247	(8,998,304)

Cash Flows from Financing Activities:
Payment to Legacy Bridger Series A Preferred shares members	–	(100,000,000)
Payment to Legacy Bridger Series B Preferred shares members	–	(69,999,223)
Borrowing from Legacy Bridger Series C Preferred shares members, net of issuance costs	–	293,684,675
Payment of finance lease liability	(15,615)	–
Proceeds from the Closing	3,193,536	–
Costs incurred related to the Closing	(6,793,574)	–
Borrowings from various First Interstate Bank vehicle loans	–	202,217
Payment of debt issuance costs	–	(3,000)
Repayments on debt	(880,613)	(962,904)
Net cash used in financing activities	(4,496,266)	122,921,765
Effect of exchange rate changes	406	(263)
Net change in cash, cash equivalents and restricted cash	(29,375,225)	103,893,993
Cash, cash equivalents and restricted cash – beginning of the period	42,459,626	17,261,132
Cash, cash equivalents and restricted cash – end of the period	$13,084,401	$121,155,125
Less: Restricted cash – end of the year	12,239,819	3,922,506
Cash and cash equivalents – end of the year	$844,582	$117,232,619

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EXHIBIT A

Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA gains and losses on disposals of assets, legal fees and offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation and business development expenses. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

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The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2023 and 2022.

	For the three months ended June 30,		For the six months ended June 30,
(All amounts in U.S. dollars)	2023	2022	2023	2022

Net loss	$(19,021,602)	$(4,562,875)	$(63,706,540)	$(19,435,884)
Depreciation and amortization	3,235,147	2,827,932	4,986,192	4,094,854
Interest expense	5,540,867	2,293,682	11,205,412	6,008,228
EBITDA	(10,245,588)	558,739	(47,514,936)	(9,332,802)
Loss on disposals (i)	1,053,866	–	1,052,407	781,492
Offering costs (ii)	1,184,487	1,213,198	3,267,607	1,213,198
Stock-based comp (iii)	8,612,514	2,222	32,610,530	4,780
Business development (iv)	354,455	236,603	873,277	391,976
Adjusted EBITDA	$959,734	$2,010,762	$(9,711,115)	$(6,941,356)

i)	Represents loss on the disposal and impairment on aging surveillance aircraft.
ii)	Represents one-time professional service fees related to the preparation for potential offerings that have been expensed during the period.
iii)	Represents stock-based compensation expense recognized for RSUs granted to certain executives and senior management and the fair value adjustment for warrants issued in connection with the Business Combination.
iv)	Represents expenses related to potential acquisition targets and additional business lines.

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